                                                                    EXHIBIT 10.7

                             AGREEMENT AMONG MEMBERS


         THIS AGREEMENT AMONG MEMBERS (this "Agreement") is entered into as of June 30, 1999, by and among EXUS Energy, LLC, a Delaware limited liability company (the "Company"), Venus Exploration, Inc., a Delaware corporation ("Venus"), and EXCO Resources, Inc., a Texas corporation ("EXCO", and together with Venus and any person who becomes a party hereto by executing Exhibit A hereto, the "Members").


                                 R E C I T A L S

         A. The Members have formed the Company pursuant to the terms of that certain Limited Liability Company Agreement dated an even date herewith (the "LLC Agreement").

         B. Venus has acquired 100 units of Class A Voting Interests (the "Class A Units") of the Company, representing 50% of the initial equity interest of the Company (such equity interest being the "Venus Units"). EXCO has acquired 100 Class A Units of the Company, representing 50% of the initial equity interest in the Company (such equity interest being the "EXCO Units").

         C. The Members acknowledge that their respective continued equity ownership of, and active participation in, the Company are crucial to the execution of the business strategy of the Company.

         D. The parties believe that it is in the best interests of the Company to restrict the disposition of Class A Units and any other equity interest in the Company, whether now owned or hereafter acquired.

         E. The parties also believe that it is in the best interests of the Company to permit either Member to participate in certain transactions involving the other Member's equity interests in the Company, on the terms and conditions set forth herein.

         F. The parties acknowledge that in the course of the Company's affairs, Venus and EXCO may disagree in good faith about the management of the Company and that such disagreements may become irreconcilable. Accordingly, the parties believe that it is in the best interests of the Company to provide for the sale and purchase of the Class A Units owned by Venus and EXCO, whether now owned or hereafter acquired, in the event of any irreconcilability differences.

                                A G R E E M E N T

         Based on the recitals set forth above and the mutual promises contained herein, the parties agree as follows:

                                    ARTICLE 1

                             Permitted Dispositions

         1.1 Prohibitions on Dispositions of Venus Units. Prior to the EXCO Repayment (defined below), Venus shall not sell, assign, transfer (whether or not for consideration), register for transfer, gift, donate, subject to an option to purchase, pledge (other than that pledge of Venus Units to EXCO to secure the Convertible Note (defined below)), encumber, hypothecate, or in any manner dispose of any Venus Units, or subject any Venus Units to an agreement to do any of the foregoing (any of the foregoing actions being referred to herein as a "Disposition", whether applicable to Venus Units or EXCO Units) without EXCO's consent, which consent may not be unreasonably withheld.

         After the EXCO Repayment has occurred, Venus shall not pledge, encumber or hypothecate any Venus Units or subject any Venus Units to an agreement to do any of the foregoing without the prior written consent of EXCO, which consent may not be unreasonably withheld, and shall not make any other Disposition of the Venus Units except in accordance with the other provisions of this Agreement.

         Any attempted Disposition of Venus Units, except in accordance herewith, shall be void and ineffectual.

         "Convertible Note" means that certain convertible note dated an even date herewith made by Venus and payable to EXCO.

         "EXCO Loan" means the aggregate amounts loaned by EXCO to Venus pursuant to the Convertible Note plus all interest due thereon and other charges owed by Venus to EXCO pursuant to the terms of the Convertible Note.

         "EXCO Repayment" means the time at which Venus has either (a) paid in full the EXCO Loan or (b) the Convertible Note have been converted in their entirety to common stock of Venus and all interest and other charges due under the Convertible Note have been paid in cash or common stock of Venus to the extent permitted by the Convertible Note.

         "Net Proceeds" from a Disposition means cash proceeds received therefrom net of (a) all legal, title and recording expenses, commission and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Disposition.

         1.2 Prohibitions on Dispositions of EXCO Units. EXCO shall not pledge, encumber or hypothecate any EXCO Units or subject any EXCO Units to an agreement to do any of the foregoing without the prior written consent of Venus, which consent may not be unreasonably withheld, and


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shall not make any other Disposition of the EXCO Units except in accordance with the other provisions of this Agreement.

         Any attempted Disposition of EXCO Units, except in accordance herewith, shall be void and ineffectual.

         1.3 Right of First Refusal on Voluntary Dispositions. Either Venus or EXCO may sell, assign, transfer, register for transfer, gift, donate or subject to an option to purchase any or all of their Class A Units (the disposing member being the "Selling Member"), subject to the non-disposing member's (herein, the "Optionee Member") right of first refusal (whether under this Section or under
Section 1.4; the "Right of First Refusal"); provided, that, subject to Section
1.1 Venus may not undertake any Disposition of Venus Units prior to EXCO Repayment. If a Selling Member wishes to sell, assign, transfer, register for transfer, gift, donate or subject to an option to purchase any of their Class A Units as permitted in this Section 1.3, then the Selling Member shall enter into a written agreement (the "Purchase Agreement") with a third party (the "Offeror"), providing for the purchase by the Offeror of all or a portion of the Selling Member's Class A Units. Whether or not stated in the Purchase Agreement, the Offeror's right to purchase, and the Selling Member's right to sell, any or all of the Selling Member's Class A Units shall be subject to the Optionee Member's Right of First Refusal. Not later than the fifth day after the execution by the Selling Member and the Offeror of the Purchase Agreement, the Selling Member shall deliver a written notice (the "Notice") to the Optionee Member, notifying the Optionee Member that the Selling Member wishes to sell the Selling Member's Class A Units and setting forth the number of the Selling Member's Class A Units to be so sold. The Selling Member shall attach to the Notice a copy of the Purchase Agreement, together with all exhibits and other attachments. If the Purchase Agreement is subject to a financing condition, then
(a) the Selling Member shall attach to the Notice a copy of a letter from a recognized regional or national investment banking firm addressed to the Selling Member to the effect that such firm believes that there is a substantial likelihood that the Offeror will be able to obtain the financing necessary to satisfy the financing condition and (b) the Offeror shall covenant in the Purchase Agreement to use commercially reasonable efforts to obtain such financing. The Notice also shall identify the Offeror and any "ultimate parent entity" (or entities) (as that term is defined in the Hart-Scott-Rodino Antitrust Improvements Act) of the Offeror, and all other terms, agreements or understandings with respect to the transaction not otherwise disclosed in the Notice or the Purchase Agreement (and the exhibits and attachments thereto).

         On or before the thirtieth day after the Optionee Member's receipt of the Notice, the Optionee Member shall notify the Selling Member in writing whether the Optionee Member wishes to exercise its Right of First Refusal. If the Selling Member exercises its Right of First Refusal pursuant to this Section 1.3, then the Optionee Member shall purchase all, and not less than all, of the Selling Member's Class A Units that were the subject of the Purchase Agreement on the same terms and conditions set forth in the Purchase Agreement; provided, however, that if the Purchase Agreement provides for the delivery to the Selling Member of securities of the Offeror, then the Optionee Member may in its sole discretion deliver cash or substantially equivalent debt or equity securities of the Optionee Member as payment for the Selling Member's Class A Units; provided, further, that if the Selling Member and the Optionee Member are unable to agree not later than 15 days prior to the closing date on the valuation of the securities to be delivered by Optionee Member, the Members shall submit the valuation to a mutually agreeable investment banker for determination. Such


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valuation shall be accomplished within 10 days of submission to the investment banker. The determination by the investment banker shall be final and binding upon the Members. All costs and fees of the investment banker shall be borne equally by the Members.

         If the Optionee Member exercises the Right of First Refusal pursuant to this Section 1.3, then the Optionee Member shall consummate the purchase of the Selling Member Units not later than the sixtieth day after the date on which the Optionee Member delivers notice to the Selling Member to the effect that the Optionee Member will exercise its Right of First Refusal pursuant to this
Section 1.3.

         If the Optionee Member does not timely notify the Selling Member that the Optionee Member will exercise its Right of First Refusal pursuant to this
Section 1.3 or if the Optionee Member notifies the Selling Member that the Optionee Member will not exercise its Right of First Refusal pursuant to this
Section 1.3, then the Selling Member may consummate the sale of the applicable Selling Member's Class A Units to the Offeror; provided, however, that (a) the Selling Member's Class A Units must be transferred at the same price and on terms and conditions not more favorable to the Offeror than those contained in the Purchase Agreement delivered to the Optionee Member pursuant to the Notice and (b) such transaction must be consummated not later than a commercially reasonable time after (i) the Optionee Member notifies the Selling Member that the Optionee Member will not exercise its Right of First Refusal pursuant to this Section 1.3 or (ii) the expiration of the thirty-day period during which the Optionee member can give timely notice of its exercise of its Right of First Refusal pursuant to this Section 1.3, without the timely delivery by the Optionee Member of such notice. If the transaction with the Offeror is not consummated in accordance with the immediately-preceding sentence, then no Disposition may occur unless the Selling Member again offers the Selling Member's Class A Units to the Optionee Member in accordance with the provisions of this Section 1.3. From and after the consummation of the sale of the Selling Member's Class A Units to the Offeror, neither the Offeror nor the Selling Member Units transferred to such Offeror shall be bound by any obligation or entitled to any right under this Agreement.

         A transaction pursuant to Article 2 shall not constitute a Disposition that is subject to the Optionee Member's Right of First Refusal under this
Section 1.3.

         1.4 Right of First Refusal on Prohibited or Involuntary Dispositions. If at any time a Selling Member:

             (a) shall make or enter into a binding agreement to make a Disposition of any Selling Member's Class A Units or any interest therein in violation of Section 1.1, or Section 1.2 or Section 1.3 hereof;

             (b) shall make an assignment for the benefit of creditors;

             (c) shall file, or consent to the filing of, a petition under any federal or state insolvency, bankruptcy, reorganization or similar law (collectively "Bankruptcy Law") or petition for, or consent to, the taking of possession by a trustee, receiver or similar official of any of the Selling Member's assets;


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             (d) shall be adjudicated or declared as bankrupt or insolvent under any Bankruptcy Law;

             (e) shall suffer an attachment, sequestration, foreclosure, turnover order, writ of execution or garnishment, or any other method of seizure to be levied against any of Selling Member's Class A Units or any interest therein, which attachment, sequestration, foreclosure, turnover order, writ of execution or garnishment is not otherwise satisfied or terminated prior to the time of the transfer of such Selling Member's Class A Units or any interest therein; or

             (f) shall have any Class A Units, or any interest therein, subjected to a Disposition in any other way whatsoever (other than as permitted in Section 1.1, Section 1.2 or Section 1.3 above);

(any of the foregoing being referred to as a "Transfer Event"); then the Selling Member or its representative, as applicable, shall within five days of such Transfer Event deliver a written notice (the "Transfer Event Notice") to the Optionee Member, setting forth in reasonable detail the circumstances of such Transfer Event. A transaction pursuant to Article 2 shall not constitute a Transfer Event.

         The Transfer Event Notice shall constitute an offer of the entire record and beneficial interest in the Selling Member's Class A Units involved in the Transfer Event (the "Offered Units") for sale to the Optionee Member at the price and on the terms and conditions set forth in this Section. If the Transfer Event Notice is not delivered to the Optionee Member, then upon being advised of any such Transfer Event, the Optionee Member shall notify the Selling Member or its representative, as applicable, that the Offered Units are deemed offered to the Optionee Member. In such case, the Transfer Event Notice shall be deemed received by the Optionee Member on the date the Optionee Member mails the above-described notice to the Selling Member or its representative (as applicable).

         If the Optionee Member elects to purchase the Offered Units pursuant to this Section 1.4, then the purchase price for such units shall be the fair market value of such units as determined by the Independent Appraiser (defined below), calculated based on the valuation methodology set forth in Section 5.4(i) of the Pledge Agreement, dated on or about June 30, 1999, between EXCO and Venus ("the Pledge Agreement"). The Optionee Member may pay the purchase price for the Offered Units by delivering to the Selling Member or its representative (as applicable) a promissory note payable in five equal annual installments and bearing interest at 7% per annum.

         "Independent Appraiser" means Netherland Sewell & Associates, Inc. (or any successor of any such firm).

         Upon receipt (including in all cases a deemed receipt) of the Transfer Event Notice, the Offered Units shall be deemed to be offered to the Optionee Member, which shall have thirty days from the date the Selling Member receives the Transfer Event Notice to determine whether the Optionee Member wishes to purchase the Offered Units and to notify Selling Member or its representative, (as applicable) of such decision. If the Optionee Member wishes to purchase the Offered Units, then such purchase shall be consummated not later than the sixtieth day after the later


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of (i) the date on which the Independent Appraiser delivers its valuation report or (ii) the date on which the Optionee Member notifies the Selling Member or its representative (as applicable) of the Optionee Member's exercise of the Right of First Refusal pursuant to this Section 1.4.

         If the Optionee Member elects not to purchase the Offered Units pursuant to this Section 1.4, then such Offered Units may be disposed of pursuant to the description of the Transfer Event in the Transfer Event Notice; provided, however, such transaction must be consummated within a commercially reasonable time after (i) the Optionee Member notifies the Selling Member that the Optionee Member will not exercise its Right of First Refusal pursuant to this Section 1.4 or (ii) the expiration of the thirty-day period during which the Optionee Member can give timely notice of its exercise of its Right of First Refusal pursuant to this Section 1.4, without the timely delivery by the Optionee Member of such notice; provided further, that the acquiror or recipient of the Selling Member's Class A Units involved in the Disposition must first execute and deliver an agreement in the form attached hereto as Exhibit A. The Offered Units must be disposed of at the same price and on terms and conditions no more favorable to the outside purchaser as those contained in the Transfer Event Notice. If such price, terms or conditions are to vary or if the Disposition is not consummated in accordance with the first sentence of this paragraph, then no Disposition may occur unless the Selling Member or its representative (as applicable) again offers the Offered Units to the Optionee Member in accordance with the provisions of this Section 1.4.

         1.5 Proxies. No member may grant a proxy to any person, other than a revocable proxy not to exceed seven days in duration granted for the sole purpose of voting for members of the Management Committee at the annual meeting of the members of the Company.


                                    ARTICLE 2

                    Buy-Sell Upon Irreconcilable Differences

         2.1 Triggering Event. Neither EXCO nor Venus shall have any rights under this Article 2 unless (a) the Members (as defined in the LLC Agreement) are unable to resolve a disagreement regarding an action that cannot be taken without a Supermajority Vote of the Members (as defined in the LLC Agreement) (such a disagreement being referred to herein as a "Material Disagreement"), (b) EXCO or Venus notifies the other Member in writing that the notifying Member wishes to proceed to non-binding mediation in an effort to resolve the Material Disagreement, (c) the Members mediate the Material Disagreement with an independent mediator selected by agreement of the Members and (d) the Material Disagreement is not resolved within thirty days after the completion of such mediation. A Material Disagreement that satisfies each of the foregoing requirements shall constitute an "Irreconcilable Difference."

         2.2 Independent Appraisal. Upon the occurrence of an Irreconcilable Difference, either EXCO or Venus may demand that the Management Committee of the Company select an Independent Appraiser and that such Independent Appraiser be engaged by the Company to determine the fair market value of the Company. The Independent Appraiser promptly shall determine the fair market value of the Company based on the valuation methodology set forth in Section 5.4(i) of the Pledge Agreement.


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         2.3 Offer. Either Venus or EXCO (the "Offering Party") may send a written notice (the "Buy-Sell Notice") to the other party (the "Electing Party"), provided that the Buy-Sell Notice must be delivered to the Electing Party not later than the sixtieth day after the date of the Independent Appraiser's report. If both Venus and EXCO deliver such a notice, then the notice that is actually delivered first in time shall constitute the Buy-Sell Notice and the second-delivered notice shall have no force and effect hereunder. The Buy-Sell Notice must state that the Offering Party thereby offers to purchase all, and not less than all, of the Electing Party's units in the Company. If Venus is the Offering Party, then it shall offer to purchase EXCO's Units based on the pro rata portion of the Company's fair market value that EXCO's Units represent. If EXCO is the Offering Party, then EXCO shall offer to purchase the Venus' Units based on the pro rata portion of the Company's fair market value that the Venus Units represent.

         2.4 Electing Party's Option. Not later than the tenth (10th) after the Electing Party's receipt of the Buy-Sell Notice, the Electing Party shall deliver to the Offering Party a written notice setting forth the Electing Party's decision whether to accept the Offering Party's offer or instead to purchase all of the Units of the Offering Party. If the Electing Party accepts the Offering Party's offer, then the purchase price for the Electing Party's Units shall be the amount set forth in the Buy-Sell Notice. If, however, the Electing Party elects to purchase the Offering's Party's Units, then the purchase price to be paid by the Electing Party shall be the price the Electing Party would have offered to the Offering Party pursuant to Section 2.3 if the Electing Party originally had been the Offering Party. If the Electing Party does not deliver to the Offering Party a written notice setting forth the Electing Party's decision on or before the tenth (10th) day after the Electing Party's receipt of the Buy/Sell Notice, then the Electing Party shall be deemed to have accepted the Offering Party's offer to purchase the Electing Party's Units.

         2.5 Buy-Sell Closing. A transaction pursuant to this Article 2 must be consummated no later than the 90th day after the earlier of (a) the date on which the Offering Party is notified whether the Electing Party will buy or sell hereunder or (b) the expiration of the tenth (10th) day after the Electing Party receives the Buy-Sell Notice, if the Electing Party has not delivered a notice of its election hereunder. The purchase price under this Article 2 shall be paid in cash.

         2.6 Failure to Consummate Buy-Sell. If an Offering Party or an Electing Party who has elected to purchase the Offering Party's Units (as applicable, the "Defaulting Member") fails to consummate the purchase of all of the Units of the other party (the "Non-Defaulting Member") pursuant to this Article 2, then the Non-Defaulting Member shall have the right to acquire the Defaulting Member's Units at a price equal to the product of (i) the Defaulted Member's pro rata share of the Company's fair market value (as determined in accordance with Section 2.2) represented by the Defaulted Member's Units multiplied by (ii) .90. Such election shall be consummated within the time limits set forth in Sections
2.4 and 2.5.


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                                    ARTICLE 3

                                  Miscellaneous

         3.1 Legend. The following legend shall be placed on all certificates representing Class A Units:

         "The units evidenced by this certificate are subject to an Agreement Among Members dated as of June 30, 1999, containing certain rights and limitations on transfer, including without limitation certain buy-sell obligations and certain rights of co-sale. A copy of that agreement is on file at the principal place of business or the registered office of the Company, and a copy may be obtained without charge upon written request to the Company at its principal place of business or its registered office."

         3.2 Termination. This Agreement shall automatically terminate upon the occurrence of any of the following events:

             (a) The filing by the Company, or the consent by the Company to the filing of, a petition under any Bankruptcy Law or a petition for, or consent to, the taking of possession by a trustee, receiver or similar official of all or substantially all of the Company's assets;

             (b) The adjudication or declaration of the Company as bankrupt or insolvent under any Bankruptcy Law;

             (c) The execution and delivery by the Company of, or the consent to, an assignment for the benefit of the Company's creditors;

             (d) The Disposition of all of the Venus Class A Units or all of the EXCO Class A Units, but only as to such Member and such units;

             (e) The consummation of the complete liquidation of the Company; or

             (f) The termination of the LLC Agreement.

         3.3 Binding Effect. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors and successors. This Agreement is not assignable by the parties hereto; provided, however, that such Member may assign this Agreement and such Member's rights hereunder to any affiliate of such Member. Except as expressly set forth herein, there shall be no third party beneficiary of this Agreement.

         3.4 Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach hereof and consequently agree that this Agreement shall be enforceable by specific performance, without posting a bond or other security and without proof of actual damages. The remedy of specific performance shall be in addition to all other rights and remedies at law or in equity of the parties hereunder.


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

         3.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         3.6 Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         3.7 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, return receipt requested, or delivered by hand, telecopier (with a hard copy via regular mail), messenger or overnight courier, and shall be deemed given when received at the addresses set forth below, or at such other address furnished in writing to the other parties hereto.

         If to Venus:            Venus Exploration, Inc.
                                 1250 N.E. Loop 410
                                 Suite 1000
                                 San Antonio, Texas 78209
                                 Facsimile: (210) 828-6016
                                 Attention: President

         If to EXCO:             EXCO Resources, Inc.
                                 5735 Pineland Drive
                                 Suite 235
                                 Dallas, Texas 75231
                                 Facsimile: (214) 368-2087
                                 Attention: President

         If to the Company:      c/o EXCO Resources, Inc.
                                 5735 Pineland Drive
                                 Suite 235
                                 Dallas, Texas 75231
                                 Facsimile: (214) 368-2087
                                 Attention: President

         3.8 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         3.9 Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or


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

implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         3.10 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. References to "Sections" herein are references to sections hereof. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer hereto as a whole and not to any particular Article, Section or other subdivision.

         3.11 Governing Law. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

         Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas sitting in Dallas County, for the purposes of any action arising out hereof, or the subject matter hereof, brought by any other party.

         To the extent permitted by applicable law, each Member hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         3.12 Voluntary Agreement Each Member acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisers regarding the terms and conditions set forth herein.


                                    * * * * *


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

         This Agreement has been executed and delivered as of the date first written above.


                                       Venus Exploration, Inc.


                                       By: /s/ JOHN Y. AMES
                                           ------------------------------------
                                           John Y. Ames
                                           President


                                       EXCO Resources, Inc.


                                       By: /s/ T.W. EUBANK
                                           ------------------------------------
                                           T.W. Eubank
                                           President


                                                     EXUS ENERGY, LLC


                                       By: /s/ T.W. EUBANK
                                           ------------------------------------
                                           T.W. Eubank
                                           President


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

                                    EXHIBIT A

                           FORM OF ADDENDUM AGREEMENT


         This Addendum Agreement (this "Addendum Agreement") made this ____ day of _____________, ___ among ______________ (the "New Member"), EXUS Energy, LLC, a Delaware limited liability company (the "Company"), and such Members (the "Members") of the Company who are parties to that certain Agreement Among Members dated as of June 30, 1999 (the "Agreement"), among the Company and the Members.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Members entered into the Agreement to impose certain restrictions and obligations upon the Members and the units of membership interest of the Company (the "Units") owned by such Members;

         WHEREAS, the New Member is desirous of becoming a Member of the Company; and

         WHEREAS, the Company and the Members have required in the Agreement that all persons being offered Units must enter into an Addendum Agreement binding the New Member to the Agreement to the same extent as if it were an original party thereto, so as to promote the mutual interests of the Company, the Members and the New Members by imposing the same restrictions and obligations on the New Member and the Units, as the case may be, to be acquired by the New Member as were imposed upon the Members under the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of the Units, the New Member acknowledges that the New Member has read the Agreement. The New Member shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if the New Member were a "Member" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

                                      New Member

                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                          Address (including fax number) for
                                          notices under the Agreement:

                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------

         Agreed to on behalf of the Members and the Company pursuant to the Agreement.

                                       EXUS Energy, LLC



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------


                                      A-2